UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 1, 2004

InterDigital Communications Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

781 Third Avenue, King of Prussia, PA	19406-1409
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-878-7800

Item 5. Other Events and Required FD Disclosure.

InterDigital Communications Corporation announced today that one of its wholly-owned subsidiaries, Tantivy Communications, Inc., has filed suit in the United States District Court for the Eastern District of Texas against Lucent Technologies, Inc., a leading manufacturer of cdma2000® equipment, for infringement of seven United States patents. The complaint, filed in court on March 1, 2004, seeks damages for past infringement and an injunction against future infringement as well as interest, costs, and attorney’s fees.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL COMMUNICATIONS CORPORATION

By:	/s/ William J. Merritt
William J. Merritt
General Patent Counsel

Dated: March 1, 2004